Exhibit 99.1

***FOR IMMEDIATE RELEASE***

Incipio® and iGO® Announce Licensing Agreement

Award Winning Designer and Manufacturer of Mobile Device Accessories
To Enhance Breadth and Reach of iGO® Products.

IRVINE, CA and SCOTTSDALE, AZ – December 23, 2013 – Incipio®, designer and manufacturer of award winning mobile device accessories, and iGO, Inc. (OTCQB: IGOI), a provider of innovative accessories for mobile devices, today announced a definitive licensing agreement.

Through the agreement, Incipio® will manage manufacturing, sales and distribution of iGO® products.

“The agreement offers unique opportunities for both companies, and Incipio looks forward to expanding our leadership and presence in the mobile space,” said Andy Fathollahi, Chief Executive, Incipio®.

iGO®, recognized for offering a wide-range of power solutions for mobile devices, will be operated independently as a separate brand from Incipio®.

“iGO’s mission and identity will remain the same, but the breadth and reach of the company is significantly enhanced through this agreement, and we are thrilled to have the support of Incipio® and their team,” said Jack Howard, Chairman of iGO, Inc. “Incipio has the infrastructure and talent to effectively promote and strengthen the iGO® brand and, in adding new distributors around the world, to take iGO® mobile accessories to a new level of market penetration.”

The iGO® portfolio of products will continue to be available through iGO’s growing sales channels, and customers will see new iGO® products launching in the coming months.

Incipio® continues to engineer state of the art, protective accessories for the latest mobile devices across all major brands, including Apple, Google, HTC, Kindle, LG, Microsoft, Motorola, Nokia, Samsung and Sony. Through an untiring commitment to provide customers with innovative mobile solutions, Incipio’s products are sold in over 40,000 retail locations worldwide. With these sales channels established by INCIPIO®, iGO® product offerings will now be immediately available to one of the industry’s largest customer bases.

For the latest product news and announcements connect with Incipio on Facebook
(facebook.com/incipio), Twitter (twitter.com/myIncipio) and Instagram @Incipio (http://instagram.com/incipio)

About Incipio®:

Incipio® is a Southern California based designer and manufacturer of award winning mobile device accessories and technology. Established in 1999, Incipio® is widely recognized for consistently creating state of the art protective solutions for the mobile world. Through an untiring commitment to innovative and original designs, Incipio® is globally recognized for the functional and premium accessories the brand produces. Incipio’s products are sold worldwide in leading consumer and electronics retailers, mobile retailers and through www.incipio.com.

About iGO, Inc.

iGO, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGO® has the accessories they need.

iGO® products are available at www.igo.com as well as through Incipio’s sales channels. For more information, visit www.igo.com.

iGO® has adopted a Rights Agreement to deter acquisitions of 4.9% or more of iGO's common stock (subject to certain exceptions) by any group or person in order to protect iGO’s ability to utilize its net loss carryforwards to reduce potential future federal income tax obligations.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause iGO’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the sufficiency of iGO’s revenue to absorb expenses; iGO’s new dependence on Incipio® and its ability to expand and diversify iGO’s customer base and product offerings; iGO’s ability to expand its revenue base; fluctuations in iGO’s operating results because of: the timing of new product and technology introductions and product enhancements relative to iGO’s competitors, market acceptance of iGO’s products, the size and timing of customer orders, the ability of Incipio® to effectively manage the production, sales and distribution of iGO® products, product defects and other product quality problems, the degree and rate of growth in iGO’s markets and the accompanying demand for iGO’s products; decreasing sales prices on iGO® products over their sales cycles; iGo’s reliance on and the risk relating to outsourced manufacturing fulfillment of iGO’s products to Incipio®; design and performance issues with iGO® products; liability claims; iGO’s failure to expand or protect its proprietary rights and intellectual property; intellectual property infringement claims against iGO®; increased competition and/or reduced demand in iGO’s industry; and iGO’s failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in iGO’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. iGO® undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, iGO® does not undertake any responsibility to release publicly updates on any occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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Media Contacts:

Incipio®
Kelly McElroy

949-236-7397

Kmcelroy@incipio.com

iGO®

Terry R. Gibson

(408) 399-6494